EXHIBIT 10.2

WAIVER AND AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, Kensey Nash Corporation, a Delaware corporation (the “Company”) and Douglas G. Evans, P.E. (the “Executive”) entered into that certain Employment Agreement, entered into as of January 1, 2009 (the “Agreement”);

WHEREAS, the Company and Executive desire to amend the Agreement;

WHEREAS, the Agreement may be supplemented or modified in a written document signed by both the Company and the Executive pursuant to Paragraph 19 of the Agreement;

NOW, THEREFORE, in accordance with Paragraph 19 of the Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, both the Company and Executive agree as follows:

1. The Agreement is hereby amended, effective as of August 1, 2011, in the following respects:

a. Paragraph 3(g) of the Agreement shall be deleted in its entirety and replaced with the word “Reserved.”

b. Exhibit D to the Agreement, Excise Tax Gross-up Payment, shall be deleted in its entirety.

c. Exhibit E to the Agreement, General Release Agreement, shall be renamed as “Exhibit D to the Agreement, General Release Agreement.”

d. Each reference to Exhibit E in the Agreement and the Exhibits thereto shall be amended to read “Exhibit D.”

2. The Executive hereby waives any and all rights under Paragraph 3(g) and Exhibit D to the Agreement, as such rights existed prior to the foregoing amendments.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the 18th day of July, 2011.

/s/ Douglas G. Evans, P.E.
Douglas G. Evans, P.E.

KENSEY NASH CORPORATION:

By:	/s/ Joseph W. Kaufmann
Joseph W. Kaufmann

Title:	President and Chief Executive Officer